SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 14, 2009

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

420 Lexington Avenue, Suite 408 New York, New York (Address of principal executive offices)	10170 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On December 14, 2009, SIGA Technologies, Inc. (the “Company”) hosted a conference call for investors to discuss the Biomedical Advanced Research & Development Authority’s (BARDA) amendment to the outstanding Request for Proposal for Smallpox Antiviral for The Strategic National Stockpile (RFP-BARDA-09-35). Attached as Exhibit 99.1 to this Current Report on Form 8-K is a transcript of such call. Any information contained in this transcript should be read in the context of and with due regard to the more detailed information provided in other documents we file with or furnish to the Securities and Exchange Commission (the “Commission”).

The information set forth in this Item 7.01 and the attached Exhibit 99.1 is furnished to, but shall not be deemed “filed” with, the Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such a filing.

Item 8.01.    Other Events.

On December 14, 2009, the Company issued a press release announcing the closing of its previously announced offering of 2,725,339 shares of its common stock, par value $0.0001 per share, at a purchase price of $7.35 per share.  A copy of the press release announcing the closing of the offering is attached as Exhibit 99.2 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Transcript of December 14, 2009 Investor Conference Call

99.2	Press Release, dated December 14, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         SIGA TECHNOLOGIES, INC.

                                              By: /s/ Ayelet Dugary
                                                Ayelet Dugary
                                                Chief Financial Officer

Date:   December 14, 2009